                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Carlyle Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            CARLYLE INDUSTRIES, INC.
                                1 PALMER TERRACE
                          CARLSTADT, NEW JERSEY 07072

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

TO THE STOCKHOLDERS OF CARLYLE INDUSTRIES, INC.

     NOTICE is hereby given that the Annual Meeting (the "Meeting") of Stockholders of CARLYLE INDUSTRIES, INC. (the "Company"), a Delaware corporation, will be held at the offices of The Noel Group, Inc., 667 Madison Avenue, New York, New York, on May 18, 1999, at 10:00 A.M. for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     All of the above matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on April 16, 1999 as the date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. A list of Stockholders entitled to vote at the Meeting will be open to examination by Stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the executive offices of the Company, 1 Palmer Terrace, Carlstadt, New Jersey 07072. The list will also be available at the Meeting.

                                          By order of the Board of Directors,

                                          EDWARD F. COOKE
                                          Secretary

Carlstadt, New Jersey
April 20, 1999

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                            CARLYLE INDUSTRIES, INC.
                                1 PALMER TERRACE
                          CARLSTADT, NEW JERSEY 07072
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                PROXY STATEMENT

                  APPROXIMATE DATE OF MAILING: APRIL 20, 1999

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Carlyle Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). Proxies in the accompanying form, which are properly executed and duly returned to the Company and not revoked prior to exercise, will be voted in accordance with the instructions contained therein. If a proxy is executed and returned without instructions as to how it is to be voted, such proxy will be voted in favor of all proposals contained in this Proxy Statement. Each proxy granted pursuant to this solicitation is revocable and may be revoked at any time prior to its exercise provided written notice of revocation is received by the Secretary of the Company prior to the Meeting. A Stockholder who attends the Meeting in person may, if he or she wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given by such Stockholder.

     The Company has two classes of outstanding voting securities entitled to be voted at the Meeting: common stock, $0.01 par value per share (the "Common Stock") and Series B Preferred Stock, $0.01 par value per share (the "Preferred Stock"). The Common Stock and the Preferred Stock are referred to herein together as the "Capital Stock" of the Company. Each outstanding share of Capital Stock (i.e. Preferred Stock and Common Stock) is entitled to one vote. Unless otherwise stated, the Common Stock and the Preferred Stock will vote together as a single class on all matters submitted for a Stockholders' vote at the Meeting.

     April 16, 1999 has been fixed by the Board as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on March 19, 1999, there were outstanding and entitled to vote 7,382,782 shares of Common Stock and 10,687,456 shares of Preferred Stock.

     The holders of a majority of the shares of Capital Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Any Stockholder present in person or by proxy at the Meeting who abstains from voting on any particular matter described herein will nonetheless be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) a plurality of the shares of Capital Stock present or represented by proxy at the Meeting and entitled to vote is required to elect management's four nominees for election to the Board; and (ii) a majority of the shares of Capital Stock present or represented by proxy at the Meeting and entitled to vote is required to ratify the selection by the Board of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee, shares present by proxy where the Stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to any of the other matters to be voted upon, if the Stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                               EXECUTIVE OFFICERS

     The executive officers, and one former executive officer, of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board.

                                YEAR BECAME AN
NAME                    AGE    EXECUTIVE OFFICER                     POSITIONS
----                    ---    -----------------                     ---------
Robert A. Levinson....  73           1998           Chairman of the Board, President and Chief
                                                      Executive Officer
Karen Brenner.........  43           1996           Former Chairman of the Board, President and
                                                      Chief Executive Officer
Ralph Langer..........  64           1999           Vice Chairman of the Board
Edward F. Cooke.......  45           1994           Vice President, Chief Financial Officer and
                                                      Secretary

                             ELECTION OF DIRECTORS

                                  (PURPOSE 1)

     At the Meeting, four directors are to be elected to serve until their successors are elected and qualify. The Board has designated the individuals named below as nominees. Proxies received from Stockholders of the Company will be voted, unless authority to so vote is withheld, for the election of the Board's nominees. Authority to vote for any or all of the nominees may be withheld in the manner indicated on the enclosed proxy. If for any reason any of the nominees for election to the Board becomes unavailable for election, the proxies solicited will be voted for such other nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will not be available or will not serve if elected. All of the nominees for election at this Meeting were previously elected by the Company's Stockholders as directors of the Company except for Messrs. Friedman and Langer both of whom were elected by the Company's Board of Directors to fill vacancies on the Board. One such vacancy was created by the resignation of Ms. Karen Brenner who was formerly the Company's Chairman of the Board, President and Chief Executive Officer.

                             NOMINEES FOR DIRECTORS

                                                                         YEAR
                                                                     FIRST BECAME
NAME                                                          AGE     A DIRECTOR
----                                                          ---    ------------
Robert A. Levinson..........................................  73     1993
Joseph S. DiMartino.........................................  55     1995
Herbert S. Friedman.........................................  67     1998
Ralph Langer................................................  64     1999

     The Board recommends a vote FOR each of the nominees for election as directors.

                            BIOGRAPHICAL INFORMATION

     Certain information about the executive officers and the nominees for election as directors is set forth below. This information has been furnished to the Company by the individuals named.

     Mr. Levinson was elected Chairman, President and Chief Executive Officer in May 1998. He is also a consultant to Andrex Industries Corp., a company engaged in textile manufacturing and processing, where he served as Chairman and President from April 1979 to May 1995. Since June 1989, he has served as Chairman of the Board of Levcor International Inc., a public company engaged in textile converting and oil and gas production.

     Mr. DiMartino is a director of The Noel Group Inc. ("Noel") and has served as a director or Chairman of the Board of Noel since March 1995. Since January 1995, Mr. DiMartino has been Chairman of the Board, a director, a trustee or the Managing General Partner of various funds in the Dreyfus Family of Funds. For more than five years prior thereto, he was President, a director, and until December 1994, Chief Operating Officer, of the Dreyfus Corporation (the "Fund Manager"), and Executive Vice President and a director of Dreyfus Service Corporation, a wholly-owned subsidiary of the Fund Manager and, until August 1994, the Fund's distributor. From August 1994 to December 1994, he was a director of Mellon Bank Corporation. He is a director of the Muscular Dystrophy Association, Staffing Resources, Inc., Century Business Services, Inc., and HealthPlan Services, Inc.

     Mr. Friedman has been, since April 1998, General Counsel for Brae Capital, an investment Company. From 1967 to April 1998 he was Managing Partner at Zimet, Haines, Friedman & Kaplan. Mr. Friedman is also a director of Swiss Army Brands, Inc. (distributor), Connectivity Technologies, Inc. (wire and cable company); Equities Enterprises, Inc. (holds interests in various industries), and Noel.

     Mr. Langer was elected Vice Chairman of the Board of the Company on January 1, 1999. From January 1, 1993 to December 31, 1998 he served as President and Chief Executive Officer of Blumenthal Lansing Company, a wholly-owned subsidiary of Carlyle Industries, Inc.

     Mr. Cooke was elected Chief Financial Officer, Secretary and Vice President of the Company in February 1997, April 1996 and May 1996, respectively. Mr. Cooke resigned from such positions in September 1997, was reappointed to such positions in February 1998 and currently serves in such capacities. On January 1, 1999 Mr. Cooke was elected President and Chief Executive Officer of Blumenthal Lansing Company, a wholly-owned subsidiary of the Company. From October 1997 to January 1998, Mr. Cooke served as Chief Financial Officer for an unaffiliated third party. Mr. Cooke served as Controller of the Company from April 1994 until May 1996 and served as Chief Accounting Officer of the Company from March 1995 until February 1997. From December 1993 to March 1994, he was a consultant to the Company and advised the Company in connection with its accounting and financial operations.

     No family relationship exists among the officers and directors of the Company.

                                   COMMITTEES

COMMITTEES OF THE BOARD OF DIRECTORS

     Mr. Levinson is Chairman of the Board, President and Chief Executive Officer of the Company and Messrs. DiMartino and Friedman are or were affiliated in one capacity or the other with Noel, the controlling stockholder of the Company. See "Biographical Information".

     During the fiscal year ended December 31, 1998 ("fiscal 1998"), the Board had three standing committees: a Compensation Committee, an Audit Committee and an Executive Committee.

     The Compensation Committee is currently composed of Messrs. Joseph S. DiMartino, Robert A. Levinson, Herbert S. Friedman and Ralph Langer. The Compensation Committee establishes and implements the Company's compensation policies and practices. See "Report of Board of Directors." Additionally, it or the Board administers the Company's 1994 Incentive Program (the "Incentive Program") under which employees, officers, directors, key executives, consultants and advisors of the Company are eligible to receive stock options, restricted stock and other benefits.

     The Audit Committee is currently composed of Messrs. Robert A. Levinson, Joseph S. DiMartino, Herbert S. Friedman and Ralph Langer. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work.

     The Executive Committee is currently composed of Messrs. Robert A. Levinson, Joseph S. DiMartino, Herbert S. Friedman and Ralph Langer. The Executive Committee has all the powers and authority granted to the full Board.

     The Company does not have a nominating committee.

MEETINGS OF THE BOARD

     During fiscal 1998, the Board held seven meetings, the Compensation Committee held no meetings, the Audit Committee held one meeting and the Executive Committee held no meetings. In addition, during fiscal 1998, the Board acted five times by written consent of its members and the Compensation Committee acted once by written consent of its members. Each member of the Board attended over 75% of the meetings of the Board held in 1998. In addition, all Committee meetings held during fiscal 1998 were attended by all members. The Company's directors discharge their responsibilities throughout the year, not only at Board and committee meetings, but also through personal meetings and other communications, including telephone contacts with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and/or Preferred Stock of the Company as of March 19, 1999. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. On March 19, 1999, there were outstanding 7,382,782 shares of Common Stock and 10,687,456 shares of Preferred Stock of the Company.

                                           COMMON STOCK          SERIES B PREFERRED STOCK
                                     ------------------------    ------------------------     PERCENT OF
                                      AMOUNT OF                   AMOUNT OF                   AGGREGATE
                                        SHARES                      SHARES                   VOTING POWER
NAME AND ADDRESS OF                  BENEFICIALLY    PERCENT     BENEFICIALLY    PERCENT      OF CAPITAL
BENEFICIAL OWNER                        OWNED        OF CLASS       OWNED        OF CLASS       STOCK
-------------------                  ------------    --------    ------------    --------    ------------
The Noel Group, Inc.(1)............         -0-         -0-      9,920,908.37     92.83%         54.9%
  667 Madison Avenue
  New York, NY 10021
GAMCO Investors, Inc.(2)...........   1,805,158        24.4%              -0-       -0-           9.9%
  c/o Gabelli Funds, Inc.
  One Corporate Center
  Rye, New York 10580

---------------
(1) Noel acquired the entire equity interest in the Company in October 1993. In December 1997, Noel made an irrevocable distribution to its common stockholders of 2,205,814 shares of the Company's Common Stock. In February 1994, Noel made an irrevocable distribution to its common stockholders of 3,542,404 shares of the Company's Common Stock. In a series of other transactions, Noel sold, or caused the Company to issue, shares of the Company's Common Stock and/or Preferred Stock to various affiliates of Noel and certain members of the Company's management group. As Noel does not have or share voting or investment power over the securities transferred to its affiliates or members of the Company's management group, the shares reported in this table reflect Noel's remaining equity interest in the Company as of March 19, 1999. Messrs. Joseph S. DiMartino and Herbert S. Friedman are Board nominees for election at the Meeting, and are affiliated with Noel. See "Biographical Information."

(2) Represents shares held by GAMCO Investors, Inc. and various other entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer, including registered investment companies and pension plans. This information is based solely upon the contents of a filing on Schedule 13D dated February 25, 1999 made by Mario
    J. Gabelli and related entities with the Securities and Exchange Commission.

             EQUITY SECURITIES BENEFICIALLY OWNED BY THE DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

     According to information furnished to the Company, as of March 19, 1999, the nominees for election to the Board, the Company's current "named executive officers" and one former executive officer (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K of the Securities Act of 1933, as amended (the "Act"), and all director nominees and executive officers as a group, beneficially owned shares of Capital Stock of the Company as set forth below. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                                                                PERCENT OF
                                        COMMON STOCK              SERIES B PREFERRED STOCK      AGGREGATE
                                ----------------------------    ----------------------------      VOTING
                                AMOUNT OF SHARES                AMOUNT OF SHARES                 POWER OF
NAME AND ADDRESS OF               BENEFICIALLY      PERCENT       BENEFICIALLY      PERCENT      CAPITAL
BENEFICIAL HOLDER                    OWNED          OF CLASS         OWNED          OF CLASS      STOCK
-------------------             ----------------    --------    ----------------    --------    ----------
Robert A. Levinson............      223,793(1)        3.03%         313,415.60(2)     2.93%        2.97%
  c/o Andrex Industries Corp.
  1071 Avenue of the Americas
  New York, NY 10019
Karen Brenner.................        6,600(3)            (6)               --          --             (6)
  50 East 77th Street
  New York, NY 10021
Ralph Langer..................       86,697(4)        1.17%                 --          --             (6)
  c/o Carlyle Industries, Inc.
  1 Palmer Terrace
  Carlstadt, NJ 07072
Edward F. Cooke...............       47,767(5)            (6)               --          --             (6)
  c/o Carlyle Industries, Inc.
  1 Palmer Terrace
  Carlstadt, NJ 07072
Joseph S. DiMartino...........       29,878(7)            (6)    10,021,604.41(8)    93.77%        55.6%
  c/o Dreyfus Corporation
  200 Park Avenue
  10th Floor
  New York, NY 10166
Herbert S. Friedman...........        4,875               (6)               --          --             (6)
  c/o Hudson River Capital LLC
  667 Madison Avenue
  25th Floor
  New York, NY 10121
All directors and.............      399,610(10)        5.4%      10,335,020.01(11)   96.70%        59.4%
  executive officers as a
  group(6 persons) (9)(10)

---------------
 (1) Includes: (i) 138,193 shares held of record by Mr. Levinson; (ii) 75,000 shares held by three trusts for the benefit of Mr. Levinson's children, as to all of which trusts Mr. Levinson serves as co-trustee; and (iii) 10,600 shares of Common Stock which Mr. Levinson could acquire on or within 60 days after March 19, 1999 upon the exercise of director's stock options.

 (2) Includes 313,415.60 shares held by Swenvest Corp, as to which Mr. Levinson has sole voting and investment power.

 (3) Represents 6,600 shares which Ms. Brenner could acquire on or within 60 days after March 19, 1999 upon the exercise of stock options.

 (4) Includes: (i) 40,750 shares held of record by Mr. Langer; and (ii) 45,947 shares which Mr. Langer could acquire on or within 60 days after March 19, 1999 upon the exercise of stock options.

 (5) Includes: (i) 21,100 shares held of record by Mr. Cooke; and (ii) 26,667 shares which Mr. Cooke could acquire on or within 60 days after March 19, 1999 upon the exercise of stock options.

 (6) Represents less than 1% of the aggregate votes entitled to be cast.

 (7) Includes: (i) 9,400 shares which could be acquired on or within 60 days after March 19, 1999 upon exercise of director's stock options; and (ii) 20,478 shares held by Mr. DiMartino as trustee under two Rabbi Trusts (the "Rabbi Trusts") established by the Company for the benefit of former executives under the Company's deferred compensation program.

 (8) Includes: (i) 100,696.04 shares held by Mr. DiMartino as trustee under the Rabbi Trusts and (ii) 9,920,908.37 shares held by Noel, of which Mr. DiMartino is a director, as to all of which shares Mr. DiMartino disclaims beneficial ownership.

 (9) For purposes of computing the aggregate number of shares beneficially owned by directors and Executive Officers of the Company as a group, the same shares are not counted more than once.

(10) Includes 99,214 shares subject to stock options issued under the Incentive Program which were exercisable on or within 60 days after March 19, 1999.

(11) Includes 9,920,908.37 shares held by Noel, as referred to in footnote (8) above.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information concerning the compensation of the Named Executive Officers and one former executive officer who would have been among the most highly compensated executive officers had she not ceased serving as an executive officer in May 1998 for the fiscal years ending as of December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            RESTRICTED
                                                                              STOCK      OTHER ANNUAL    ALL OTHER
NAME AND PRINCIPAL                                                OPTIONS     AWARDS     COMPENSATION   COMPENSATION
POSITION                       YEAR       SALARY($)    BONUS($)   (#)(1)       ($)           $(2)           ($)
------------------          -----------   ----------   --------   -------   ----------   ------------   ------------
Robert A. Levinson,......   Fiscal 1996        N/A         N/A        N/A      N/A           N/A              N/A
  Chairman of the           Fiscal 1997        N/A         N/A        N/A      N/A           N/A              N/A
  Board, President          Fiscal 1998     72,917      65,884          0        0             0                0
  and Chief Executive
  Officer(3)
Karen Brenner,...........   Fiscal 1996          0     150,000    211,000        0              (3)       210,355(9)
  Former Chairman           Fiscal 1997    250,000     305,814(5) 150,000        0              (3)             0
  of the Board, President   Fiscal 1998    125,000           0          0        0              (3)        83,333(9)
  and Chief Executive
  Officer(4)
Ralph Langer,............   Fiscal 1996        N/A         N/A        N/A      N/A           N/A              N/A
  Vice Chairman of          Fiscal 1997        N/A         N/A        N/A      N/A           N/A              N/A
  the Board(6)              Fiscal 1998    152,500      55,107        N/A      N/A           N/A            3,829(8)
Edward F. Cooke,.........   Fiscal 1996    111,750      85,000          0        0              (3)         2,804(8)
  Vice President,           Fiscal 1997    102,997     110,767(5)  20,000        0              (3)         2,417(8)
  Chief Financial           Fiscal 1998    132,400      67,948     72,222        0              (3)         3,194(8)
  Officer and
  Secretary(7)

---------------
(1) Stock options reported under this column were granted under the terms and provisions of the Incentive Program. For a description of the stock options granted in fiscal 1998, see "Option Grants in Last Fiscal Year."

(2) The named executive officers receive certain perquisites; such perquisites, however, do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(3) Mr. Levinson was elected Chairman, President and Chief Executive Officer of the Company on May 29, 1998.

(4) Ms. Brenner resigned as Chairman, President and Chief Executive Officer of the Company on May 29, 1998.

(5) Includes special one-time bonuses during fiscal year 1997 of $150,000 and $50,000 awarded to Ms. Brenner and Mr. Cooke, respectively, in recognition of their extraordinary efforts in connection with the sale of the Company's Thread Group to Hicking Pentecost PLC.

(6) Mr. Langer was elected Vice Chairman of the Company on January 1, 1999. Compensation reported for fiscal year 1998 is compensation received as a result of his employment with Blumenthal Lansing Company, a wholly-owned subsidiary of the Company. See "Employment Agreements/Separation Agreements" for a description of Mr. Langer's compensation arrangements beginning on January 1, 1999.

(7) Mr. Cooke was elected Chief Financial Officer, Secretary and Vice President of the Company effective in February 1997, April 1996, and May 1996, respectively. Mr. Cooke resigned from such positions in September 1997, was reappointed to such positions in February 1998 and currently serves in such capacities. From April 1994 until May 1996, Mr. Cooke served as Controller of the Company, and from March 1995 until February 1997, he served as Chief Accounting Officer of the Company.

(8) The amounts reported in this column include the matching Company contributions to the Company's Deferred Compensation 401(k) Plan and the Non-Qualified Deferred Compensation Program on behalf of the named executive officer for fiscal years 1998, 1997 and 1996, as set forth below.

(9) Includes consulting fees for fiscal year 1996 and severance payment for fiscal year 1998.

                                                    QUALIFIED PLAN($)        NON-QUALIFIED PLAN($)
                                                 -----------------------    -----------------------
NAME                                             1998     1997     1996     1998     1997     1996
----                                             -----    -----    -----    -----    -----    -----
Robert A. Levinson.............................      0        0        0      0        0         0
Karen Brenner..................................      0        0        0      0        0         0
Ralph Langer...................................  3,829      N/A      N/A      0        0         0
Edward F. Cooke................................  3,194    2,417    2,023      0        0       781

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain summary information concerning individual grants of stock options to purchase shares of Common Stock made to Named Executive Officers during fiscal 1998. Except as set forth in the table below, during fiscal 1998 the Company did not grant any stock options to any of the Named Executive Officers.

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                              INDIVIDUAL GRANTS                              RATES OF
                          ---------------------------------------------------------        STOCK PRICE
                           NUMBER OF     PERCENT OF TOTAL                                  APPRECIATION
                            SHARES       OPTIONS GRANTED                                 FOR OPTION TERM
                          UNDERLYING     TO EMPLOYEES IN     EXERCISE    EXPIRATION    --------------------
NAME                      GRANT(1)(#)     FISCAL YEAR(%)     PRICE($)       DATE        5%($)       10%($)
----                      -----------    ----------------    --------    ----------    --------    --------
Robert A. Levinson......         0               0                 0            --           0           0
Karen Brenner...........         0               0                 0            --           0           0
Ralph Langer............         0               0                 0            --           0           0
Edward F. Cooke.........    22,222              13%           $1.313       2/25/08      18,349      35,416
                            50,000              29%           $ 1.00      12/10/08      14,000      79,087

---------------
(1) The stock options reported above were awarded pursuant to the Incentive Program at exercise prices equal to the fair market value of the Common Stock on the date of grant. The options granted to Mr. Cooke vest ratably over a forty-eight-month period and terminate ten years after the grant date, subject to early termination in the event of death or termination of the optionee's employment for any reason. Payment for options exercised may be in cash or shares of Common Stock, the fair market value of which is determined by the Board of Directors or the Compensation Committee in accordance with the terms of the Incentive Program.

(2) Amounts represent hypothetical gains that could be achieved from the exercise of the respective stock options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option terms. The gains are based upon assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. The rates of appreciation are mandated by the rules of the Securities Exchange Act of 1934, as amended, and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain summary information concerning stock option exercises during fiscal 1998 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of December 31, 1998.

                                                                                                        VALUE OF
                                                                          NUMBER OF                    UNEXERCISED
                                                                         UNEXERCISED                 "IN THE MONEY"
                                                                      OPTIONS AT FISCAL                OPTIONS AT
                                                                         YEAR END(2)               FISCAL YEAR END(3)
                       # OF SHARES                               ---------------------------   ---------------------------
                       ACQUIRED ON      VALUE       ANNUALIZED
NAME                   EXERCISE(1)   REALIZED(1)     GAIN(1)
----                   -----------   ------------   ----------   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Robert A. Levinson...       0             0             0           10,400         1,600              0              0
Karen Brenner........       0             0             0            6,600             0              0              0
Ralph Langer.........       0             0             0           41,778        23,222              0              0
Edward F. Cooke......       0             0             0           22,222        57,778         $1,250         $5,000

---------------
(1) None of the Named Executive Officers exercised any stock options during fiscal 1998.

(2) Represents the aggregate number of stock options held as of December 31, 1998 which could and could not be exercised on that date pursuant to the terms and provisions of the stock options and the Incentive Program.

(3) With the exception of options granted to Mr. Cooke on December 10, 1998, all of the unexercised stock options held by Named Executive Officers at the 1998 fiscal year end were "out of the money" (i.e., the exercise price of the options exceeded the fair market value of the Common Stock). Of the 50,000 options granted to Mr. Cooke on December 10, 1998, 10,000 options are exercisable and 40,000 options remained unexercisable on December 31, 1998.

COMPENSATION OF DIRECTORS

     During fiscal 1998, each director who was not an officer or an employee of the Company (an "Outside Director") received a director's fee of $10,000 (prorated, in equal monthly installments where applicable), plus $1,000 for attendance at each meeting of the Board.

EMPLOYMENT AGREEMENTS/SEPARATION AGREEMENTS

     From January 1, 1998 to May 29, 1998 Mr. Levinson was compensated as a director at a monthly rate of $834 and effective upon his election as an officer of the Company no longer received compensation as a director. Mr. Levinson's employment agreement (the "Employment Agreement") commenced on January 1, 1999 and continues for a period of one year (the "Term of Employment"). The Term of Employment shall be automatically renewed annually, unless Mr. Levinson or the Company gives not less than thirty (30) days written notice to the other at any time after December 1, 1999. The Employment Agreement provides for a base salary of $150,000 per year (subject to increases as may be approved by the Board from time to time). If Mr. Levinson's employment is terminated without cause by the Company, Mr. Levinson will be entitled to receive the Base Salary for a period equal to the remainder of the Term of Employment. In the event of a change in control of the Company, Mr. Levinson would be entitled to the following: (1) if employed for 5 entire calendar years, preceding the calendar year during which a change in control occurred, a lump sum severance payment equal to 2.99 times his average annual compensation for the 5 calendar years; or (2) if not employed for 5 entire calendar years, the lesser of (a) average annual compensation for complete calendar years employed; or (b) average annual compensation for complete calendar years employed plus annualizing compensation for any partial calendar year; or (c) average annual compensation for complete and partial calendar years including compensation income recognized as a result of stock option exercises or sale of Company stock.

     Pursuant to an employment agreement dated May 29, 1998 between Ms. Brenner and the Company, Ms. Brenner received a severance payment in the amount of $83,333.

     Mr. Langer's employment agreement (the "Employment Agreement") commenced on January 1, 1999 and continues for a period of one year ("Employment Term"). The Employment Agreement provides for a base salary of $120,000 ("Base Salary"). Mr. Langer is also eligible to participate in the Company's Management Incentive Plan ("MIP") based on a target award percentage equal to fifty percent (50%) of his Base Salary (or $60,000) payable at such time as payments are made by the Company to its employees under the MIP ("MIP Bonus"), Mr. Langer is entitled to receive a minimum MIP Bonus of $40,000. Mr. Langer will also be entitled to participate in other plans and benefits afforded by the Company to its management employees. In the event of a change in control, Mr. Langer would be entitled to receive (1) a base salary at the same rate as the Base Salary for a period of one (1) year from the effective date of a change in control; (2) a MIP Bonus; (3) Accrued Vacation Payment; (5) continued lease payments; and (6) all unvested options shall immediately vest in full.

     Edward F. Cooke, the Company's Vice President, Chief Financial Officer and Secretary entered into an agreement with the Company in March 1998 which sets forth the terms under which Mr. Cooke's employment with the Company may be terminated. Pursuant to such agreement, if within one year after a change in control of the Company Mr. Cooke's employment is terminated for any reason, the Company shall pay Mr. Cooke an amount equal to one year of his base salary then in effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed. Based solely on the Company's review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 1998, the Company believes that all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with for fiscal 1998.

                            STOCK PERFORMANCE GRAPH

     The quarterly changes in cumulative shareholder return for the period commencing on December 16, 1994, when the Company's stock was unstapled from the common stock of Noel, and ending on December 31, 1998, are shown on the following graph. The assumption is that $100 was invested in shares of the stock of each of the Company, a peer group comprised of Cone Mills, Springs Industries and Dixie Yarns (with the amount pro-rated by market capitalization as of the beginning of the period) (the "Peer Group"), and the Russell 2000 Index (and that all dividends were reinvested). The Peer Group was used instead of a published industry or line-of-business index because the Company was unable to reasonably identify such an index. The total cumulative dollar returns shown in the graph represent the value such investments would have had on December 31, 1998. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET
[PERFORMANCE GRAPH]

                                                CARLYLE INDUSTRIES, INC.        PEER GROUP INDEX           RUSSELL 2000 INDEX
                                                ------------------------        ----------------           ------------------
'1994'                                                   100.00                      100.00                      100.00
'1994'                                                   106.67                      102.18                      100.00
'1995'                                                    41.67                      107.07                      128.44
'1996'                                                    31.67                      107.18                      149.77
'1997'                                                    20.00                      129.47                      183.28
'1998'                                                    15.00                      103.18                      178.09

                          REPORT OF BOARD OF DIRECTORS

OVERALL POLICY

     The Company's executive compensation program is designed to be closely linked to corporate performance and the total return to Stockholders over the long-term. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and Stockholder interests and finally to reward individual contributions as well as overall business results.

     The key elements of the Company's executive compensation during the last fiscal year consisted of base salary, an annual bonus and the grant of stock options under the Incentive Program.

SALARIES

     The Board or the Compensation Committee approves the salaries of the Chief Executive Officer, the Vice Chairman and Chief Financial Officer of the Company and exercises oversight over the compensation of the other executive officers of the Company. All final determinations are subjective. In establishing salary levels for fiscal 1998, the Board placed the most emphasis on management's efforts in restructuring the Company's businesses and promoting greater cost-efficiencies. The Board also afforded substantial weight to the Company's long-term prospects and performance. The factors of lesser significance which were considered were experience of the executive officers and a subjective understanding of salary levels of executive management personnel of other similarly situated companies.

BONUSES

     Bonuses are determined in accordance with the Company's bonus plan. Under the bonus plan, bonuses are awarded to executive officers based upon the attainment by the Company of certain predetermined ROTC levels (i.e., return on total capital) and the achievement by the executive officers of individual performance objectives. The target levels and objectives are approved by the Board or the Compensation Committee at the beginning of the fiscal year. Notwithstanding the satisfaction of target levels and objectives, all final determinations of bonuses require the approval of the Board or the Compensation Committee. All persons serving as executive officers at fiscal year end were awarded bonuses in fiscal 1998 (see "Summary Compensation Table").

STOCK OPTIONS

     Under the Incentive Program, which was adopted by the Company in 1994, the Company's employees and executive officers are eligible to receive stock options, stock appreciation rights, restricted stock and other stock based awards. The Board or the Compensation Committee is responsible for determining the recipients and the size of the awards. In selecting the size and type of awards under the Incentive Program, the Board or the Compensation Committee considers the nature of the position held as well as the other factors used to determine salaries and its subjective expectation of the potential for appreciation in the market value of the Common Stock. All final determinations are subjective.

     Stock options awarded under the Incentive Program generally vest over a period of several years from the date of grant. This approach is designed to align the interests of the executive officers with those of the Stockholders over the long-term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

                    COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Levinson, the current Chairman of the Board, President and Chief Executive Officer of the Company, is paid a salary of $150,000 per annum as more fully described in "Employment Agreements/ Separation Agreements" above.

     Ms. Karen Brenner, the former Chairman of the Board, Chief Executive Officer and President of the Company, was paid a salary and severance payment of $208,330, as more fully described in "Employment Agreements/Separation Agreements" above.

               TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION PLANS

     It is the policy of the Board or the Compensation Committee to have the executive compensation plans of the Company treated as fully tax deductible under Section 162(m) of the Internal Revenue Code, as amended (the "Code") whenever, in the judgment of the Board or the Compensation Committee, to do so would be consistent with the business objectives of those plans. All compensation paid during fiscal year 1998 was, in fact, fully tax deductible. The Board or the Compensation Committee, however, reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

                                          Board of Directors

                                          ROBERT A. LEVINSON
                                          JOSEPH S. DIMARTINO
                                          HERBERT S. FRIEDMAN
                                          RALPH LANGER

                              INDEPENDENT AUDITORS

                                  (PURPOSE 2)

     Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, have been appointed by the Board, as independent auditors for the Company to examine and report on its financial statements for the fiscal year ending December 31, 1999, which appointment is being submitted to the Stockholders for ratification at the Meeting. Representatives of Arthur Andersen are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Capital Stock of the Company present at the Meeting, in person or by proxy, and entitled to vote thereon. Submission of the appointment of Arthur Andersen to the Stockholders for ratification will not limit the authority of the Board to appoint another accounting firm to serve as independent auditors if the auditors resign or their engagement is otherwise terminated.

     The Board recommends a vote FOR the appointment of Arthur Andersen LLP as independent auditors of the Company.

                            STOCKHOLDERS' PROPOSALS

     Any proposal by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than December 6, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

     Concurrently with the mailing of these proxy materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 1998. Such Annual Report is not to be regarded as proxy solicitation material.

     UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE 1999 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1998 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder of record on April 16, 1999, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests should be addressed to Carlyle Industries, Inc., One Palmer Terrace, Carlstadt, New Jersey 07072 (Attn: Edward F. Cooke).

                                 OTHER BUSINESS

                                  (PURPOSE 3)

     Management does not know of any other matters to be presented at the Meeting for action by the Stockholders. If any other matters requiring a vote of the Stockholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     Officers and employees of the Company may solicit proxies by personal interview, mail, telegraph and telephone. No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. The cost of preparing this Proxy Statement and all other costs in connection with solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company.

     Even if you plan to attend the Meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the Meeting, your proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                          By order of the Board of Directors,

                                          EDWARD F. COOKE
                                          Secretary

April 20, 1999

                            CARLYLE INDUSTRIES, INC.
                         PROXY/VOTING INSTRUCTION CARD

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARLYLE INDUSTRIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 1999

     The undersigned appoints Edward F. Cooke and Robert A. Levinson, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Carlyle Industries, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 18, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                       (Continued, and to be signed and dated on reverse side.)

                                                     CARLYLE INDUSTRIES, INC.
                                                     P.O. Box 11424
                                                     New York, N.Y. 10203-0424

1. Election of Directors               FOR all nominees listed below.

   WITHHOLD AUTHORITY to vote          *EXCEPTIONS
   for all nominees listed below.


   Nominees: Robert A. Levinson, Joseph S. DiMartino, Herbert S. Friedman and Ralph Langer (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
   *Exceptions __________________________________________________________

2. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

   FOR  / /             AGAINST  / /            ABSTAIN  / /

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.




                                                          CHANGE OF ADDRESS OR
                                                           COMMENTS MARK HERE


Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized officer. If a partnership, please sign in partnership name by any authorized person.




                                                  Date: _________________, 1999

                                                  _____________________________
                                                            signature

                                                  _____________________________
                                                    signature if held jointly



Votes must be indicated
(x) in black or blue ink [x]


   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING ENCLOSED ENVELOPE.